APPLE ISPORTS AUSTRALIA PTY LTD CONTRACTOR AGREEMENT

THIS AGREEMENT is made on the 1st day of December 2021

BETWEEN

Apple iSports Australia Pty Ltd (ABN 73 655 174 280) of (Level 1, 9/30 Prohasky Street, Port Melbourne 3207, Australia) (**"AiS_Aus"**), of the one part;

AND

the **Contractor** listed in item 1 of the Schedule to this Agreement ("The Contractor") of the other part.

IT IS AGREED

1 APPOINTMENT

AiS_Aus appoints the Contractor to undertake the Role specified in item 3 of the Schedule to this Agreement and provide the Contract Services as set out in item 4 of the Schedule to this Agreement.

The Contractor accepts the appointment.

2 PROVISION OF CONTRACT SERVICES

The Contractor shall provide and complete the Contract Services set out in item 4 of the Schedule in a proper and professional manner and with all due care skill and diligence and at the times specified in item 6 of the Schedule to the reasonable satisfaction of AiS_Aus, commencing on the Commencement Date specified in item 5 of the Schedule.

The Contractor warrants that he or she is competent and has the necessary skills to carry out the Contract Services.

The parties acknowledge that in providing the Contract Services the Contractor acts as an independent Contractor and not as an employee, partner or agent of AiS_Aus and the Contractor shall have no authority to act for or to bind AiS_Aus in any manner whatsoever other than as expressly contemplated by this Agreement.

AiS_Aus may request The Contractor to provide additional services under the same terms and on the same conditions as those set out in this agreement. Where such a request is made, AiS_Aus will provide an additional schedule to this agreement, which The Contractor will sign, that specifies the dates, services required and fees for the additional services

As a consequence of the independent contractor relationship, the Contractor agrees that the Contractor is:

(a) not entitled to payment of salary, holiday pay, sick pay, severance pay, long service leave or any other entitlement which an employee has in respect of his or her employer;

(b) solely responsible for all payments in relation to any taxes or any other payments imposed on an employer in respect of employees under the law of Australia and Victoria;
(c) solely responsible for providing superannuation, sickness benefits and WorkCover;
(d) solely responsible for ensuring compliance with all relevant laws of Australia and Victoria with respect to its provision of the Contract Services.

3 FEES AND EXPENSES

The Contractor shall provide the Contract Services for the Total Fee set out in item 8 of the Schedule in accordance with the Fee Schedule specified in item 9 of the Schedule.

The Contractor shall submit invoices to AiS_Aus in accordance with the procedure specified in item 10 of the Schedule.

AiS_Aus shall pay the Contractor the invoiced charge within seven (7) days from the month end of the invoice.

4 GOODS AND SERVICES TAX (GST)

For the purpose of this Agreement "GST" means a goods and services tax imposed on the supply of goods and services (including intellectual property) under *A New Tax System (Goods and Services Tax) Act* 1999 (Cth).

The Total Fee payable by AiS_Aus under this Agreement is expressed exclusive of GST. AiS_Aus will on issue of a complying tax invoice pay the Contractor an amount equal to the GST liability payable by the Contractor, if any.

5 REPORTING

The Contractor shall report to AiS_Aus in the manner and at the times or by the date specified in item 7 of the Schedule.

6 DEFINITION OF CONTRACT MATERIAL

"Contract Material" means all material including but not limited to documents, computer software, equipment, reports, information, and data produced and stored by any means whatsoever which is created for the purpose of performing the Contract Services.

7 OWNERSHIP OF CONTRACT MATERIAL

All intellectual property rights in the Contract Material shall vest in AiS_Aus.

On the expiration or earlier termination of this Agreement, the Contractor shall deliver to AiS_Aus all Contract Material.

8 WARRANTIES AND INDEMNITIES

The Contractor warrants that, to the best of their ability, the Contract Material is or will be original and that use of the Contract Material by AiS_Aus will not infringe the intellectual property rights of any person or other rights or laws;

The Contractor agrees to assist through provision of information, assistance and clarification in the resolution of any claim against AiS_Aus arising out of the performance of The Services.

9 CONFIDENTIALITY

The Contractor acknowledges that all documents, data and information disclosed by AiS_Aus is "Confidential Information" and shall be used only for the purposes of this Agreement. The Contractor shall keep the Confidential Information confidential and may disclose it only to its officers and employees who have a need to know for the purposes of this Agreement. Before disclosure, the Contractor shall direct that its officers and employees keep the information confidential.

If requested, the Contractor undertakes to hold in strict confidence the Contract Material.

The obligations of this clause 11 are continuing and shall not cease on termination of this Agreement.

10 PRIVACY

In this clause, "Personal Information" means personal information as defined in the Information Privacy Act 2000 (Vic) and health information as defined in the Health Records Act 2001 (Vic).

The privacy obligations in this clause apply to all Personal Information which the Contractor receives from AiS_Aus (for any reason, and whether directly or indirectly) or which the Contractor receives, creates or holds in connection with this agreement.

The Contractor shall handle Personal Information to which this clause applies in accordance with all reasonable instructions provided by AiS_Aus.

This clause shall survive the termination of this agreement.

11 DEFAULT AND TERMINATION

11.1 Termination

Either party may terminate this Agreement with immediate effect by giving written notice to the other party if the other party breaches any provision of this Agreement and fails to take reasonable steps to remedy the breach within fourteen (14) days after receiving notice to do so.

11.2 Termination Without Notice

AiS_Aus may terminate this Agreement without notice if the Contractor:

- (a) becomes insolvent or bankrupt; or
- (b) a receiver or receiver and manager, a trustee in bankruptcy, a provisional liquidator/liquidator or other like person, is appointed for part or all of the Contractor's assets or business; or
- (c) is charged with any serious criminal offence; or
- (d) conducts themselves in a manner that is shown to, or is likely to, imperil the status of AiS_Aus's bookmakers license or reputation with gaming regulators in Australia or elsewhere.

The Contractor must notify AiS_Aus immediately if any of the events in 11.2 occur.

Notwithstanding 11.1 and 11.2, AiS_Aus may terminate this Agreement without cause at any time by giving one month's written of termination to the Contractor. Where the Contractor receives such notice, he/she shall stop work as specified in the notice and take all available

steps to minimize loss arising from the termination. AiS_Aus will be liable only to pay the Contractor for work done up to the date of the termination notice and any reasonable costs directly related to the termination. AiS_Aus shall not be liable to the Contractor in respect of any compensation arising from the termination of this Agreement.

The Contractor may terminate this Agreement without cause at any time by giving one month's written of termination to AiS_Aus. Where the Contractor provides such notice, he/she shall stop work as specified in the notice and take all available steps to minimize loss arising from the termination.

12 UNAVOIDABLE DELAY

A party to this Agreement shall not be entitled to exercise its rights and remedies upon the default of the other party if that default:

(a) is caused by an act or event that is beyond the reasonable control of that other party;
(b) continues for less than one (1) month; and
(c) was not reasonably foreseeable at the time this Agreement was entered into.

13 VARIATION OF AGREEMENT

No agreement or understanding varying or extending this Agreement shall be legally binding upon either party unless in writing and signed by both parties.

14 DISPUTE DETERMINATION

If any dispute arises between the parties in relation to the effect of this Agreement and that dispute is not mutually resolved within one (1) calendar month, the parties may appoint a person who may be a senior member of AiS_Aus or a person independent of AiS_Aus to resolve the dispute, failing which the dispute may be referred to arbitration in accordance with the laws relating to arbitration in force in the State of Victoria.

At such arbitration each of the parties may be represented by a duly qualified legal practitioner.

The costs of the arbitration shall be dealt with as follows:

(a) the costs of each of the parties shall be borne by the party that incurred them and not by any other party; and
(b) the fees and expenses of the arbitrator and any costs of the arbitration shall be borne equally by the parties.

15 GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of the State of Victoria.

The Contractor shall ensure that the Contract Services comply with the laws of any State or Territory in which the Contract Services, or any part thereof, are to be carried out.

16 NOTICES

Notices under this Agreement may be delivered by hand or electronic mail to each of the parties at the address set out in the Schedule or such other address as either party may specify by notice in writing to the other. Notices will be deemed to be given when sent via email and a delivery receipt is received by the sender

17 ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties in relation to its subject matter.

18 SEVERABILITY

The terms and conditions of this Agreement and each and every part thereof shall be so construed as not to infringe the provisions of any Act whether State or Federal, but if any such term or condition on its true interpretation does infringe any such provision, the term or condition shall be read down to such extent as may be necessary to ensure that it does not infringe, and in the event that the offending term or condition cannot be so read down it shall be deemed to be void and severable without in any way diminishing the enforceability of the remaining terms and conditions and each of them.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first hereinbefore written.

SIGNED for and on behalf of)
Apple iSports Australia Pty Ltd by)
ACN 655 174 280)
in accordance with section 127 of the)
Corporations Act 2001 (Cth))

Name: Marino Sussich)
Title: Director)

Date: 1st December 2021)

SIGNED for and on behalf of)
the **CONTRACTOR** by)
WI JohnGalt Pty Ltd (ACN 132 665 564))
atf WI JohnGalt No1 Trust)
in accordance with section 127 of the)
Corporations Act 2001 (Cth))

Jeremy F Samuel

Name: Jeremy Frank Samuel)
Title: Director)

Date: 1st December 2021)

SCHEDULES

1. THE CONTRACTOR:

WI JohnGalt Pty Ltd (ACN 132 665 564) atf WI JohnGalt No1 Trust of 186b Booran Rd, Glen Huntly ,Vic, 3163, Australia

2. ADDRESS FOR SERVICE OF NOTICE:

info@appleisports.com **(Apple iSports Australia Pty Ltd)**
jeremy.samuel@appleisports.com (**Contractor**)

3. THE ROLE:

President

4. THE CONTRACT SERVICES:

The services include:

1. Prepare Apple iSports for reverse takeover in the US, including liaison with legal and corporate advisory professionals, investment bankers, market makers and investors
2. Oversee and participate in capital raising in Australia and the US
3. Oversee licensing in Australia, the US and other markets
4. Build an operational and corporate governance team, including recruitment of wagering specialists and corporate team
5. Develop strategic and market growth plans
6. Oversee roll out of offerings (including platform and technology selection)
7. Additional executive tasks as required

5. COMMENCEMENT DATE: 1 December, 2021

6. COMPLETION DATE: 30 November, 2024 (and extended by mutual agreement)

7. REPORTING REQUIREMENTS:

The Contractor will provide regular reporting to the AiS_Aus Board and major investors.

The Contractor will also lead Weekly Team Meetings and other regular meetings as required.

8. REMUNERATION AND EQUITY ENTITLEMENTS:

The Contractor will receive USD $20,000 per calendar month (exclusive of GST) of full-time engagement.

Payments will be made monthly in arrears based on contractor invoice.

The Company intends to create an Executive Share Options Scheme (ESOP). The contractor may be eligible to participate in this program, at the discretion of the Board. Participation in the ESOP will be assessed semi-annually and advised at the end of June and December each year.

Remuneration will be reviewed after 12 months. The review will include base remuneration and may consider performance bonuses based on achievement of agreed KPIs.

In anticipation of a liquidity event such as a listing, RTO or trade-sale, the Contractor recognizes that the monthly contract fees prior to such an event may, from time to time, fall short of the contact amount due to cashflow challenges in a start-up business. The Contractor agrees that any such short-fall shall be met from the proceeds of capital raising post such a liquidity event.

9. INVOICING PROCEDURE:

The Contractor Shall provide an invoice to AiS_Aus at the end of each monthly period for payment within 7 business days of receipt of such invoice.